UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 8.01 below.

Item 8.01.	Other Information

(1) The Company has begun installing LED grow lights to provide supplemental lighting for the plants and has begun installing a new heating and air system to heat the plants for ground level. Additionally, the Company will be installing CO2 systems in the bays and looking at implanting a vertical growing system using LED lights for the lower levels.

(2) On October 25, 2017, the Company hired a new master grower whose sole focus will be on the company’s cultivation operations.   The new grower’s initial job is to increase the company’s current yield.  The Company has previously planted one plant per five square feet.  Under the new retrofit, utilizing the equipment listed above, the Company will plant between one and four plants per square foot.  This will increase the number of plants from approximately 420 plants per bay to between 1,800 and 5,000 plants per bay.   We expect productivity and yield to increase with each harvest.

(3) On October 26, 2017, TJ Magallanes was appointed as the Company’s COO from his previous title of CEO/Director.  With the hiring of a new master grower, this allows TJ Magallanes to focus on sales and manufacturing for the Company.

(4) On October 30, 2017, the Company met with its attorney regarding its state licensing application for the new 2018 regulatory structure in California.  The Company will be filing for two 10,000 square foot cultivation licenses for a total of 20,000 square feet of cultivation space within the current greenhouse.  Further licenses will be applied for on an as needed basis.

(5) On October 31, 2017, the Company met with its landlord and determined that the current bare land the company leases for its offices was previously a greenhouse.  The Company was granted approval from the landlord to build a new greenhouse on this land.  The company expects to begin the process of building the greenhouse in early 2018.  Licensing will be addressed at the appropriate time for this square footage.  Upon completion, this will allow us to meet or exceed our expectation of 40K square feet of grow space plus additional square footage for prep and manufacturing.

(6) On October 26, 2017, Valerie Baugher transferred her 920,000 shares of Series A Preferred Stock to BMG Group, LLC.  Ms Baugher is the managing member of BMG Group, LLC.  TJ Magallanes sold 3,036,000 shares of his Series A Preferred Stock to BMG Group, LLC.  TJ Magallanes retained 644,000 shares of the Series A Preferred Stock.  The terms of the Series A preferred stock have not been changed or modified. This is part of an on-going discussions with an investment group to use the officers’ shares as collateral for an investment into the Company.

(7) The Company has announced a reduction in the authorized share count to 60,000,000 shares.  Upon completion of the planned investment into the company, the company is discussing a further reduction of the authorized share count to 10,000,000 – 15,000,000 shares.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: November 1, 2017	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President/CEO (Interim)

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